UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2007
SAGA COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-11588 (Commission File Number)	38-3042953 (IRS Employer Identification No.)

73 Kercheval Avenue Grosse Pointe Farms, MI (Address of Principal Executive Offices)	48236 (Zip Code)
Registrant’s telephone number, including area code: (313) 886-7070
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Employment Agreement – Edward K. Christian. The Company and Edward K. Christian, its Chairman, President and CEO, entered into an employment agreement which becomes effective as of April 1, 2009, following the expiration of his current employment agreement with the Company. Unless Mr. Christian’s employment has been earlier terminated pursuant to the terms of the current employment agreement, the new employment agreement terminates on March 31, 2014.
Under the terms of the new employment agreement, Mr. Christian continues as Chairman, President and CEO of the Company. The new employment agreement provides for an annual base salary of $750,000 per year. On each anniversary of the new employment agreement, the Compensation Committee shall determine, in its discretion, the amount of any increase to Mr. Christian’s then existing annual salary provided, however, that such increase shall not be less than the lesser of 3% or the cost of living increase. Also, Mr. Christian shall be eligible for bonuses and stock options in amounts determined by the Compensation Committee in its discretion based on the performance of the Company and accomplishment of objectives mutually established by the Compensation Committee and Mr. Christian. In connection with the execution of the new employment agreement, Mr. Christian is being paid an extension payment of $100,000. In addition, if Mr. Christian’s employment is terminated for any reason, including death or voluntary resignation, but not for cause, the Company will continue to provide health insurance and medical reimbursement to Mr. Christian and his wife and maintain all existing life insurance policies for a period of ten years.
The agreement provides that upon the sale of all or substantially all of the assets or stock of the Company or the consummation of a merger or consolidation involving the Company in which the Company is not the surviving corporation (but excluding the sale or transfer of control which does not involve an assignment of control of licenses or permits issued by the FCC), Mr. Christian’s employment will be terminated and he will be paid an amount of cash equal to 2.99 times the average of his total annual compensation (including bonuses but excluding stock options) for each of the three immediately preceding periods of twelve consecutive months. In addition, like the current employment agreement, the Company shall pay Mr. Christian the amount necessary to enable him to pay any federal and state tax liabilities, including excise taxes under Internal Revenue Code, Sections 280G and 4999, which result by reason of receipt of such payments.
Like the current employment agreement, the agreement contains a covenant not to compete restricting Mr. Christian from competing with the Company in any of its markets if he voluntarily terminates his employment with the Company or is terminated for cause, for a three year period thereafter.
Change in Control Agreements – Named Executive Officers. As of December 28, 2007, Samuel D. Bush, Senior Vice President and Chief Financial Officer, Steven J. Goldstein, Executive Vice President and Group Program Director, Warren S. Lada, Senior Vice President of Operations and Marcia K. Lobaito, Senior Vice President, Corporate Secretary and Director of Business Affairs, entered into Change in Control Agreements. A change in control is defined to mean the occurrence of (a) any person or group becoming the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the Company’s then outstanding securities and Mr. Christian ceasing to be Chairman and CEO of the Company; (b) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting securities of the Company or such surviving entity; or (c) the approval of the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

If there is a change in control, the Company shall pay a lump sum payment within 45 days thereof of 1.5 times the average of the executive’s last three full calendar years of such executive’s base salary and any annual cash bonus paid. In the event that such payment constitutes a “parachute payment” within the meaning of Section 280G subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the Company shall pay the executive an additional amount so that the executive will receive the entire amount of the lump sum payment before deduction for federal, state and local income tax and payroll tax. In the event of a change in control (other than the approval of plan of liquidation), the Company or the surviving entity may require as a condition to receipt of payment that the executive continue in employment for a period of up to six months after consummation of the change in control. During such six months, executive will continue to earn his pre-existing salary and benefits. In such case, the executive shall be paid the lump sum payment upon completion of the continued employment. If, however, the executive fails to remain employed during this period of continued employment for any reason other than (a) termination without cause by the Company or the surviving entity, (b) death, (c) disability or (d) breach of the agreement by the Company or the surviving entity, then executive shall not be paid the lump sum payment. In addition, if the executive’s employment is terminated by the Company without cause within six months prior to the consummation of a change in control, then the executive shall be paid the lump sum payment within 45 days of such change in control.
Item 9.01. Financial Statements and Exhibits.

(d	)	Exhibits

10	(p)	Employment Agreement of Edward K. Christian dated as of December 28, 2007.

10	(q)	Change in Control Agreement of Samuel D. Bush dated as of December 28, 2007.

10	(r)	Change in Control Agreement of Steven J. Goldstein dated as of December 28, 2007.

10	(s)	Change in Control Agreement of Warren S. Lada dated as of December 28, 2007.

10	(t)	Change in Control Agreement of Marcia K. Lobaito dated as of December 28, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.
Dated: January 4, 2008	By:	/s/ Edward K. Christian
Edward K. Christian
Chairman, President and CEO

Exhibit Index

10	(p)	Employment Agreement of Edward K. Christian dated as of December 28, 2007.

10	(q)	Change in Control Agreement of Samuel D. Bush dated as of December 28, 2007.

10	(r)	Change in Control Agreement of Steven J. Goldstein dated as of December 28, 2007.

10	(s)	Change in Control Agreement of Warren S. Lada dated as of December 28, 2007.

10	(t)	Change in Control Agreement of Marcia K. Lobaito dated as of December 28, 2007.